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                                                                   Exhibit 10.54


                            Translation from Russian

                   CONDITIONS OF THE USE OF MINERAL RESOURCES

Committee of Natural Resources of the Khabarovsk Krai(1) (Licenser) specifies the following conditions of the use of mineral resources under license HAB 01426BP for geological study of ore gold on northeastern flank of the Kurun-Urjah ore district within the bounds of the area with coordinates given in Appendix 1 to this license.

The depth of geological study is limited to 200 m from surface.

1. These conditions become effective from the date of license registration and act simultaneously with the license till January 1, 2005.

Validity period of Conditions shall be automatically extended or terminated with extension or termination of the license.

2.  The holder of the license (Licensee) undertakes:

 -  To conduct the licensed operations within the terms mentioned below:

    a) Preparation of the Program (Design Plan) of work and getting approvals for it -- till January 1, 2001

    b)  Prospecting and assessment -- from January 1, 2001 till January 1, 2005.

 -  To perform the operations in the following volumes:

Prospecting _______________ trenches (ditches) -- 5000 m3
Drilling -- 10,000 m        prospect pits _______________

Types and volumes of operations are subject to correction during the approval of the Program, after this they are liable to obligatory fulfillment;

- To conduct the licensed operations in accordance with the Program for the conduct of work approved in accordance with the established procedure with the availability of positive conclusion of the State environmental appraisal by the Territorial Environmental Committee, subject to all requirements and conditions for the use of mineral resources stipulated by the legislation on mineral resources of the Russian Federation and territorial authorities;

- To register the Program for the conduct of work in the Far Eastern Territorial Geological Fund;

- To use the plot of land for geological study in accordance with the Decree of the Head of Administration of the Territory (Region) and land lease agreement concluded with the Administration of the Region.

- To observe safety standards (norms and regulations) for the conduct of mining operations, protection of mineral resources and environment conservation, maintenance within the bounds of the claim and the land plot;

- To submit annually the established statistic reports to the Committee on Natural Resources of the Khabarovsk Krai by January the 15th of the year following the reporting year;

- To transfer the obtained geological information in accordance with Conditions of information transfer specified by Committee on Natural Resources of the Khabarovsk Krai;

- To ensure safe keeping of geological or other information gained in the process of work; not to disclose in any form the obtained geological information without consent of the Committee on Natural Resources of the Khabarovsk Krai;

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(1)  former "Dalgeolkom" (Far Eastern Committee on Geology)



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-   To preserve exploration workings and drill holes that can be used for exploitation or other purposes; to liquidate in accordance with the established procedure those workings that are not to be used;

- To inform the Committee on Natural Resources of the Khabarovsk Krai about discovery during the conduct of work of mineral deposits not shown in the license;

- In case rare geological or mineralogical formations, meteorites, paleontological, archeological and other phenomena are found that are of interest for science or culture to suspend the work on respective area and inform the authorities that have issued this license.

3. The Licensee shall be bound to pay below-listed regular taxes for the right to use mineral resources:

- Tax for the right to conduct prospecting and assessment of the deposit in accordance with the Act of the Head of Administration of the Krai No 450 dated September 16, 1994 at a rate of 1.0% of the cost of fulfilled work;

- For associate mining of minerals during prospecting and assessment the tax shall be collected at a rate of 2.0% of the cost of produced mineral, and tax for production of mineral resources shall be paid at a rate of 7.8% of the cost of produced and sold mineral.

- Payment for land of the forestry covered with forests of commercial value in the form of tax at a rate of 5% of fixed-rate cost of standing wood.

The form and conditions of payments can be additionally specified in the agreement with the Administration of the Region.

4. Calculation of taxes, terms of their payment to respective budgets are regulated by instructions in force. All the above-listed payments shall be effected by the Licensee on a systematic basis and timely.

5. The rate of royalty can be changed by the Licenser under new normative acts adopted by the authorities of the Russian Federation and resolutions of the Head of the Administration of the Khabarovsk Krai.

6. The activity of the Licensee associated with the use of mineral resources shall be supervised by the State Geological Supervision Office, Priamursk Department of Gosgortekhnadzor of Russia, Territorial Environment Committee in accordance with the procedure established by legal acts of the Russian Federation.

7. The Licensee shall take part in development of social-economic infrastructure of the territory in accordance with a separate agreement (contract) concluded with the Administration of the region.

10. This Agreement is considered to be an integral part of the license. In case of failure to fulfill the above-mentioned conditions the right to use mineral resources can be terminated, suspended or limited before the appointed time in accordance with Russian legislation.

11. This Agreement can be amended or altered only on consent of the parties.


Chairman of Committee on                    Head of the enterprise
Natural Resources of the                    securing the license
Khabarovsk Krai

/s/ V. Troyan                               /s/ V. Kravtsov
---------------------------                 ------------------------
V. Troyan                                   V. Kravtsov
May 25, 2000                                May 25, 2000




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THE PIONEER GROUP, INC.

60 State Street
Boston, MA 02109-1820
617-742-7825




[PIONEER LOGO]

     The undersigned hereby certifies that the translation of the Conditions of the Use of Mineral Resources under License No. HAB 01426 BP dated as of May 25, 2000 by and between the Chairman of the Committee on Natural Resources of the Khabarovsk Territory and Closed Joint-Stock Company "Tas-Yurjah" Mining Company to which this certification is attached is a fair and accurate translation of the original document executed in Russian.

Dated: June 13, 2000


                                        /s/ Catherine Mannick
                                        --------------------------------------
                                        Name:  Catherine Mannick
                                        Title: Vice President and Assistant
                                        General Counsel, The Pioneer
                                        Group, Inc.






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